UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

STAAR Surgical Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your vote counts! Staar surgical company 2021 annual meeting vote by June 23, 2021 11:59 ET staar surgical company 25651 atlantic ocean drive lake forest, CA 92630 ATTN: Samuel gesten corp. sec You invested in staar surgical company and its time to vote! You have the right to vote on proposals being presented at the annual meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 24, 2021. Get informed before you vote View the form 10-K, notice & proxy statement online or you can receive a free paper or email copy of the material(s) by requesting prior to June 10, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.proxyvote.com Control # Smartphone users point your camera here and vote without entering a control number Vote virtually at the meeting* June 24,2021 8:30 AM PDT Virtually at: www.virtualshareholdermeeting.com/STAA2021 * please check the meeting materials for any special requirements for meeting attendance.

Vote at www.proxyvote.com This is not a votable ballot This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Prefer to receive an email instead? While voting on WWW.proxyvote.com, be sure to click “sign up for e-delivery”. Voting items board recommends for for for 1. Election of directors. Nominees: 01) Stephen c. Farrell 02) thomas g. frinzi 03) gilbert h. kliman, MD 04) caren mason 05) louis e. silverman 06) Elizabeth yeu, MD 07) k. peony yu, MD 2. Ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31,2021.3. Advisory vote to approve STAAR’s compensation of its named executive officers. Note: in their discretion, the proxied are authorized to vote upon such other business as many properly come before the annual meeting of stockholders or any postponement or adjournment thereof.